Exhibit 99.1

Freedom Internet Group Inc. Announces Three-for-One Stock Split

November 6, 2020 – San Juan, PR – Freedom Internet Group Inc., a provider of business consulting services, centralized management services and revenue-based financing to Internet-focused entrepreneurs, today announced that the board of directors has declared a three-for-one split of its common stock in the form of a stock dividend. Each stockholder of record as of the close of business on November 2, 2020 shall be entitled to receive on or as soon as practicable thereafter, and without surrender of any certificates for its shares, two (2) additional shares of common stock for each then-held share.

About Freedom Internet Group Inc.

Freedom Internet Group Inc. is engaged in the business of acquiring, holding and managing royalty interests derived from Internet based businesses, referred to as operators. Royalty interests are passive (non-operating) agreements that provide us with contractual rights to a percentage of revenue produced from operators. The revenue generated by operators is typically from physical or digital product sales, subscriptions and advertising.

Safe Harbor Statement

The information posted in this release may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. You can identify these statements by use of the words "may," "will," "should," "plans," "explores," "expects," "anticipates," "continues," "estimates," "projects," "intends," and similar expressions. Forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those projected or anticipated. These risks and uncertainties include, but are not limited to, general economic and business conditions, effects of continued geopolitical unrest and regional conflicts, competition, changes in methods of marketing, delays in manufacturing or distribution, changes in customer order patterns, changes in customer offering mix, pandemics those events and factors described by us in the "Risk Factors" section of our most recent prospectus, as amended; the private placement memorandum related to the Offering; other risks to which our Company is subject; and other factors beyond our company's control.

Contact:
Ace Chapman, CEO

Ace.Chapman@FIGIroyalty.com